Exhibit 99.1

Oasis Petroleum Inc. Completes Williston Basin Acquisition and Provides an Update on Outstanding Hedges

Houston, Texas – October 1, 2013 – Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced the closings of its previously announced acquisitions in the Williston Basin. On October 1, 2013, the Company completed the acquisition of certain assets in and around its position in North Dakota in its West Williston project area (the “West Williston Acquisition”) for total consideration of approximately $1,479 million, including normal and customary closing adjustments. The effective date for the West Williston Acquisition was April 1, 2013, and the final purchase price is subject to further customary post close adjustments. Concurrent with the closing of the West Williston Acquisition, the Company funded the acquisition with proceeds from its issuance of $1.0 billion of 6.875% senior unsecured notes due 2022 (the “Notes”) and borrowings under its revolving credit facility. The Company completed its offering of the Notes on September 24, 2013.

On September 26, 2013, the Company closed its three previously announced acquisitions in the East Nesson project area (the “East Nesson Acquisitions”) for total consideration of approximately $63 million, including normal and customary closing adjustments. The effective dates for the East Nesson Acquisitions were all July 1, 2013, and the final purchase prices are subject to further customary post close adjustments.

Hedging Activity

As of October 1, 2013, the Company had the following outstanding commodity derivate contracts, all of which are priced off NYMEX West Texas Intermediate (“WTI”) crude oil index prices and settle monthly:

	Remaining Term	Weighted Average Prices ($/Bbl)				BOPD	Total Barrels
Type		Sub-Floor	Floor	Ceiling	Swaps
2013
Swaps	Oct - Dec				$98.00	10,500	966,000
Two-Way Collars	Oct - Dec		$93.41	$104.85		11,000	1,012,000
Three-Way Collars	Oct - Dec	$68.12	$91.88	$110.83		10,630	977,960
Put Spreads (No Ceiling)	Oct - Dec	$70.00	$90.00			370	34,040

Total 2013 Hedges (Weighted Average)		$68.18	$92.61	$107.79	$98.00		2,990,000

Total 4Q13 hedges						32,500

2014
Partial Year
Swaps	Jan - Jun				$99.42	4,000	724,000
Three-Way Collars	Jan - Jun	$70.00	$90.00	$103.98		2,000	362,000
Full Year
Swaps	Jan - Dec				$93.07	3,500	1,277,500
Swaps with sub-floor	Jan - Dec	$70.00			$92.60	6,000	2,190,000
Two-Way Collars	Jan - Dec		$90.00	$101.14		3,500	1,277,500
Three-Way Collars	Jan - Dec	$70.59	$90.59	$105.25		8,500	3,102,500

Total 2014 Hedges		$70.32	$90.38	$104.05	$93.92		8,933,500

Total 1H14 Hedges						27,500
Total 2H14 Hedges						21,500

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Company’s ability to integrate acquired properties into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.

Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:

Oasis Petroleum Inc.

Richard Robuck, (281) 404-9600

Director – Finance